Exhibit 10.3

FORM OF WARRANT TO PURCHASE COMMON STOCK

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (2), OTHER THAN A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS AS SET FORTH IN A TRANSACTION AGREEMENT BETWEEN THE ISSUER OF THIS SECURITY AND THE PARTY REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITY REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to Purchase

11,201,659

Shares of Common Stock

of MP Materials Corp.

Issue Date: July 11, 2025

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Ownership Limitation” has the meaning set forth in Section 3(B).

“Board” means the board of directors of the Corporation, including any duly authorized committee thereof.

“business day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, or such successor certificate or articles of incorporation, articles of association or similar organizational document.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share.

“Conversion Limitation Adjustment Event” means the consummation of (i) any share exchange, stock sale, consolidation or merger of the Corporation, or other transaction pursuant to which a majority of the Common Stock will be converted into cash, securities or other property or assets or pursuant to which any Person or group of Persons will have the right to appoint a majority of the Board, (ii) any issuance of Common Stock or other securities convertible into Common Stock pursuant to which any Person or group of Persons will have the right to appoint a majority of the Board, or (ii) any sale, lease or other transfer in one transaction or a series of transactions of any material portion of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, other than the transfer of assets of the Corporation to one or more of the Corporation’s wholly owned subsidiaries.

“Corporation” means MP Materials Corp.

“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Price” means, with respect to this Warrant, initially, $30.03.

“Expiration Time” has the meaning set forth in Section 3.

“Governmental Authority” means any (a) nation or government, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental or quasi-governmental authority of any nature (including any relevant domestic, foreign, multinational or international body, governmental division, department, agency, board, bureau, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitrator, or other tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof; provided, that for purposes of this Agreement the term “Governmental Authority” shall not include DOD.

“Governmental Authorization” means any consent, license, permit, certificate, identification number, approval, exemption, variance product registration or other registration issued or granted by or filed with any Governmental Authority pursuant to applicable Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Law” means all codes, laws, common laws, statutes, Governmental Authorizations, ordinances, rules, regulations, orders, writs, judgments or injunctions of Governmental Authority, including any amendments thereto.

“NYSE” means the New York Stock Exchange.

“Original Investor” means the United States Department of Defense. Any actions specified to be taken by the Original Investor hereunder may only be taken by such Person and not by any other Warrantholder.

“Original Issue Date” means July 11, 2025.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“Regulatory Law” means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder, collectively, any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade or that affect foreign investment, outbound investment, foreign exchange, national security or national interest of any jurisdiction.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in Section 2.

“Trading Day” means a Business Day on which NYSE (or any other national securities exchange on which the Common Stock is listed at such time) is open for business.

“Transaction Agreement” means the transaction agreement, dated as of July 9, 2025, by and between MP Materials Corp. and the United States Department of Defense, pursuant to which this Warrant is issued.

“Transfer Agent” means the Corporation’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this warrant.

2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of Defense (together with any permitted transferee or assignee, as applicable, including the restrictions included in Section 8, the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act and any other applicable Regulatory Law, if any, up to an aggregate of 11,201,659 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Limitation on Exercise.

(A) Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time and from time to time, after the execution and delivery of this Warrant by the Corporation on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Original Issue Date (the “Expiration Time”), by (A) delivery of the Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder; provided that the Warrantholder shall not be required to deliver the original Warrant in order to effect an exercise hereunder and no ink original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required, and (B) payment of the Exercise Price for the Shares thereby purchased:

(i) by wire transfer of immediately available funds to an account designated by the Corporation; or

(ii) at the option of the Warrantholder, the exercise of such option will be evidenced in the Notice of Exercise annexed hereto, by having the Corporation withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Last Reported Sale Price of the Common Stock on the Trading Day on which this Warrant is exercised and the Notice of Exercise is delivered to the Corporation pursuant to this Section 3.

Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act and any other applicable Regulatory Law. Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares, if any. The date on which the last of such items set forth herein is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”

(B) Limitation on Exercise.

(i) Beneficial Ownership Limitation. The Corporation shall not effect any exercise of the Warrant, and the Warrantholder shall not have the right to receive Shares to the extent that, after giving effect to such exercise, the Warrantholder (together with such Warrantholder’s Affiliates, and any Persons acting as a group together with such Warrantholder or any of such Warrantholder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates and Attribution Parties shall include the number of Shares issuable upon exercise of the Warrant, but shall exclude the exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(B)(i), beneficial ownership shall be calculated as set forth in Rule 13d-3 of the rules and regulations under the Exchange Act, it being acknowledged by the holder that the Corporation is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to a holder relying on the number of shares of Common Stock issued and outstanding as provided by the Corporation pursuant to this subsection). In addition, a determination as to any group status as contemplated in this Section 3(B) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(B), in determining the number of outstanding shares of Common Stock, the Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a holder, the Corporation shall within one Trading Day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall be 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Shares upon exercise of the Warrant. The limitations contained in this Section 3(B) shall apply to a successor holder of the Warrant. The limitations contained in this Section 3(B) shall terminate immediately at any time at which the Common Stock ceases to be an “equity security” as defined in Rule 13d-1(i) promulgated under the Exchange Act (or any successor rule).

(ii) Limitation on Share Transfers. Any Shares issued in connection with the exercise of the Warrant may be sold only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act; provided, that the Warrantholder shall take reasonable efforts based solely on its review of Section 13 filings made with the SEC, or if otherwise known to the Warrantholder, not to sell any Shares to any Person or “group”, within the meaning of Section 13(d) of the Exchange Act, if following, and taking into effect, such sale, such Person or group would beneficially own more than 9.9% of the Corporation’s outstanding Common Stock. For purposes of this Section 3(B)(ii), beneficial ownership shall be calculated as set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of the Warrant) owned by such Person to Common Stock.

(iii) Adjustment upon Conversion Limitation Adjustment Event. In connection with, and conditioned upon the consummation of, a Conversion Limitation Adjustment Event, the Warrantholder may, with at least five (5) Business Days’ advance written notice to the Corporation, elect to increase or remove the Beneficial Ownership Limitation. The Corporation shall provide written notice to the Warrantholder at least twenty (20) days prior to the anticipated date of the Conversion Limitation Adjustment Event. The notice shall state (a) the anticipated date of the Conversion Limitation Adjustment Event; (b) a brief description of the Conversion Limitation Adjustment Event; and (c) the date by which the Warrantholder must provide notice to the Corporation to effect an adjustment of the Beneficial Ownership Limitation.

4. Issuance of Shares; Authorization; Listing. Upon exercise of this Warrant, the Corporation shall, as promptly as practicable (but in any event within 5 business days thereafter), deliver to the Warrantholder in book-entry form as recorded on the books and records of the Transfer Agent such aggregate number of shares of Common Stock specified by the Warrantholder in the Notice of Exercise and to which the Warrantholder is entitled pursuant to the exercise hereof. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time without regard to the Beneficial Ownership Limitation. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares.

5. No Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon exercise of the Warrant. Instead the Corporation shall pay a cash adjustment to the exercising Warrantholder based upon the Last Reported Sale Price on the Trading Day immediately prior to the Exercise Date.

6. No Rights as Stockholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof.

7. Charges, Taxes and Expenses.

(A) Issuance of Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax (to the extent permitted under applicable law) or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Corporation. Notwithstanding the foregoing, the Parties shall cooperate to minimize any such transfer taxes to the extent permitted by law, including by providing any necessary documentation thereof.

(B) Notwithstanding any other provision of this Warrant, the Corporation and its respective representatives, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Warrant and any such taxes as may be required to be deducted and withheld from such amounts under the Internal Revenue Code of 1986, as amended.

8. Transfer/Assignment.

(A) Without the prior written consent of the Corporation, the Warrantholder may not sell, assign, transfer, pledge or dispose of all or any portion of the Warrant or any rights thereunder, to any other Person. The Corporation shall be entitled to refuse to register any attempted transfer not in compliance with this Section 8, and any attempted sale, assignment, transfer, pledge or disposition in violation of this Section 8 shall be null and void.

(B) If this Warrant is to be transferred, the Warrantholder shall surrender this Warrant to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of the Warrantholder a new Warrant (in accordance with Section 8(E)), registered as the Warrantholder may request, representing the right to purchase the number of Shares being transferred by the Warrantholder and, if less than the total number of Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(E)) to the Warrantholder representing the right to purchase the number of Shares not being transferred.

(C) Lost, Stolen or Mutilated Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Warrantholder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver to the Warrantholder a new Warrant (in accordance with Section 8(E)) representing the right to purchase the Shares then underlying this Warrant.

(D) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the principal office of the Corporation, for a new Warrant or Warrants (in accordance with Section 8(D)) representing in the aggregate the right to purchase the number of Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(E) Issuance of New Warrants. Whenever the Corporation is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(B) or Section 8(D), the Shares designated by the Warrantholder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issue Date and (iv) shall have the same rights and conditions as this Warrant.

(F) This Warrant, and any new Warrant issued pursuant to this Section 8, shall contain the notations set forth on the face of this Warrant (in addition to any additional legends or notations as may be required under applicable securities laws), subject to Section 6.02(d)(i) of the Transaction Agreement with respect to the first paragraph set forth on the face hereof, and Section 6.02(d)(ii) of the Transaction Agreement with respect to the second paragraph set forth on the face hereof.

(G) Each register and book entry for the Shares, subject to Section 6.02(d)(i) of the Transaction Agreement with respect to clause (i) below and Section 6.02(d)(ii) of the Transaction Agreement with respect to clause (ii) below, shall contain notations in the following form (in addition to any additional legends or notations as may be required under applicable securities laws):

(i) THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), OTHER THAN A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (UNLESS REQUIRED BY THE TRANSFER AGENT), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) THIS SECURITY HAS BEEN ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT BETWEEN THE ISSUER OF THIS SECURITY AND THE PARTY REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITY REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

9. Reserved.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

11. Adjustments to Exercise Price and Number of Shares. In order to prevent dilution of the exercise rights granted under this Section 3, the Exercise Price and the number of Shares issuable upon exercise of the Warrant shall be subject to adjustment, without duplication, from time to time as provided in this Section 11, except that the Corporation shall not make any adjustment to the Exercise Price if the Warrantholder participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding the Warrant, in any transaction described in this Section 11, without having to exercise the Warrant, as if the Warrantholder held a number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with Section 3.

(A) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Exercise Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(B) Stock Dividends or Distributions. If the Corporation shall issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock or if the Corporation effects a stock split or combination of the Common Stock (other than as set forth in Section 11(F)), the Exercise Price shall be adjusted based on the following formula:

EP1	=	EP0	×	OS0
OS1

where,

EP1	=	the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

EP0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (B) shall become effective immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (B) is declared but not so paid or made, the Exercise Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend or distribution had not been declared or announced.

(C) Distributions of Rights, Options or Warrants. If the Corporation shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 11(G) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Exercise Price shall be decreased based on the following formula:

EP1	=	EP0	×	OS0 + X
OS0 + Y

where

EP1	=	the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

EP0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

Any decrease made under this clause C shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Price shall be increased to the Exercise Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Exercise Price shall be increased to the Exercise Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause C, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Corporation in good faith.

(D) Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Corporation distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property, including cash and cash equivalents, of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to clauses (B) or (C) above;

(ii) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the Warrantholder will receive such rights along with any Common Stock received upon exercise of the Warrant; and

(iii) Spin-Offs described below in this clause D,

then the Exercise Price shall be decreased based on the following formula:

EP1	=	EP0	×	SP0 -FMV
SP0

where,

EP1	=	the Exercise Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

EP0	=	the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this clause (D) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exercise Price shall be increased to be the Exercise Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of Share may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to exercise the Warrant, the amount and kind of the Equity Securities, evidences of the Corporation’s Indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities of the Corporation that such holder would have received as if such holder owned a number of shares of Common Stock into which the Warrant was exercisable at the Exercise Price in effect on the Ex-Dividend Date for the distribution. If the Board determines the “FMV” (as defined above) of any distribution for purposes of this clause (D) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (D) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Exercise Price shall be decreased based on the following formula:

EP1	=	EP0	×	MP0
FMV + MP0

where,

EP1	=	Exercise Price in effect immediately after the end of the Valuation Period;

EP0	=	the Exercise Price in effect immediately prior to the end of the Valuation Period;

FMV	=	the average of the Last Reported Sale Prices of the Equity Securities or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price) as if references therein to Common Stock were to such Equity Securities or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the Exercise Price under the preceding paragraph of this clause (D) shall be made immediately after the close of business on the last Trading Day of the Valuation Period. If the Exercise Date for the Warrant to be exercised occurs on or during the Valuation Period, then, notwithstanding anything to the contrary herein, the Corporation will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the last Trading Day of the Valuation Period.

(E) Tender Offer, Exchange Offer. If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Exercise Price shall be decreased based on the following formula:

EP1	=	EP0	×	SP1 × OS0
AC + (SP1 × OS1)

where,

CP1	=	the Exercise Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0	=	the Exercise Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1	=	the average of the Last Reported Sales Prices of the Common Stock of over the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date;

OS1	=	the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

provided, however, that the Exercise Price will in no event be adjusted up pursuant to this Section 11(E), except to the extent provided in the immediately following paragraph. The adjustment to the Exercise Price pursuant to this Section 11(E) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Exercise Date for the Warrant occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary herein, the Corporation will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(F) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation or merger involving the Corporation with or into another Person in which the Common Stock (but not the Warrant) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation), including a Conversion Limitation Adjustment Event (without limiting the rights of the Warrantholder or the Corporation with respect to any Conversion Limitation Adjustment Event) (a “Reorganization Event”), then following any such Reorganization Event, the Warrant shall remain outstanding and be exercisable into the number, kind and amount of securities, cash or other property which the Warrantholder would have received in such Reorganization Event had such holder exercised the Warrant for the applicable number of Shares immediately prior to the effective date of the Reorganization Event using the Exercise Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 11 set forth with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 11 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon exercise of the Warrant. Without limiting the Corporation’s obligations with respect to a Conversion Limitation Adjustment Event, the Corporation (or any successor) shall, no less than twenty (20) calendar days prior to the occurrence of any Reorganization Event, provide written notice to the Warrantholder of the expected occurrence of such event and of the kind and amount of the cash, securities or other property that each Warrant is expected to be exercised for under this Section 11(F). Failure to deliver such notice shall not affect the operation of this Section 11(F). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Corporation is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the exercise of the Warrant into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(G) Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Corporation is in effect upon exercise of the Warrant, the Warrantholder will receive, in addition to any Common Stock due upon exercise, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any exercise, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Exercise Price will be adjusted at the time of separation as if the Corporation distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (D) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(H) Other Issuances. Except as stated in this Section 11, the Corporation shall not adjust the Exercise Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(I) Adjustments to Number of Shares. Concurrently with any adjustment to the Exercise Price under this Section 11, the number of Shares for which the Warrant is exercisable will be adjusted such that the number of Shares for the Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Shares for the Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

(J) Adjustment at the Discretion of the Board. The Corporation shall be permitted to decrease the Exercise Price by any amount for a period of at least 20 Business Days if the Board determines in good faith that such decrease would be in the best interest of the Corporation. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Corporation’s securities are then listed, the Corporation also may (but is not required to) decrease the Exercise Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exercise Price is decreased pursuant to either of the preceding two sentences, the Corporation shall deliver to the Warrantholder a notice of the decrease at least fifteen (15) days prior to the date the decreased Exercise Price takes effect, and such notice shall state the decreased Exercise Price and the period during which it will be in effect.

(K) Rounding; Par Value; De-minimis Adjustments. All calculations under Section 11 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Exercise Price shall reduce the Exercise Price below the then par value of the Common Stock. If an adjustment to the Exercise Price otherwise required by this Section 11 would result in a change of less than 1% to the Exercise Price, then, notwithstanding anything to the contrary in this Section 11, the Corporation may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least 1%, (ii) on the Exercise Date of the Warrant and (iii) on the effective date of any Conversion Limitation Adjustment Event.

(L) Notwithstanding anything to the contrary in this Section 11, the Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (i) of this subsection and outstanding as of the Issuance Date;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the kind described in Section 11(E); or

(v) solely for a change in the par value of the Common Stock.

(M) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to the Warrantholder at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by the Warrantholder, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares held by such holder.

12. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

13. Governing Law. This Warrant and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal Law of the United States. To the extent that Federal Law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties that the law of the State of Delaware (without giving effect to its conflict of laws principles) shall be adopted as the governing rule of decision.

14. Jurisdiction. By execution and delivery of this Warrant, the Corporation irrevocably and unconditionally:

(A) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Warrant, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States for the District of Columbia; (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; (iii) the courts of Washington, D.C.; and (iv) appellate courts from any of the foregoing;

(B) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(C) agrees that, subject to any and all rights of appeal provided by applicable law, judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Corporation’s obligation.

15. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CORPORATION AND THE WARRANTHOLDER HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

16. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

18. Prohibited Actions. The Corporation agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Certificate of Incorporation.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second (2nd) business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to the Corporation:

MP Materials Corp.

Address: 1700 S Pavilion Center Drive, Suite 800, Las Vegas, NV 89135

Attention: Elliot Hoops, General Counsel and Secretary

E-mail: [***]

with a simultaneous copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Address: One Manhattan West, New York, NY 10001

Attention: Stephen F. Arcano

Neil P. Stronski

Dohyun Kim

Samuel J. Cammer

E-mail: stephen.arcano@skadden.com

neil.stronski@skadden.com

dohyun.kim@skadden.com

samuel.cammer@skadden.com

If to the initial Warrantholder:

United States Department of Defense

1000 Defense Pentagon, Washington, DC 20301-1000

Attention: [***]

E-mail: [***]

Office of the Deputy Secretary of Defense

E-mail: [***]

with a simultaneous copy (which will not constitute notice) to:

Schulte Roth & Zabel LLP

Address: 919 Third Avenue, New York, NY 10022

Attention: Alan S. Waldenberg

Robert B. Loper

Stuart D. Freedman

E-mail: alan.waldenberg@srz.com

robert.loper@srz.com

stuart.freedman@srz.com

and

McDermott Will & Emery LLP

Address: 444 West Lake Street, Suite 4000, Chicago, IL 60606

Attention: Robert Clagg

E-mail: Rclagg@mwe.com

20. Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: July 11, 2025

MP MATERIALS CORP.

By:
	Name:	Elliot D. Hoops
	Title:	General Counsel and Secretary

[Signature Page to Warrant]

[Form of Notice of Exercise]

Date: ________________

TO:	MP Materials Corp. (the “Corporation”)
RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the Warrant, originally issued by the Corporation to the United States Department of Defense on July 11, 2025, pursuant to the terms of the Transaction Agreement, dated as of even date, by and between the Corporation and the United States Department of Defense, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.

Number of Shares of Common Stock __________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Warrantholder) _______________

Aggregate Exercise Price: __________________

Holder:
By:
Name:
Title: